Exhibit 10.91
CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement is entered into this 5th day of July, 2013 by and between National Automation Services, Inc, a Nevada corporation (“Client”) and Mass Media 77 LTD, Inc., a Hong Kong Company (“Consultant”).

Recitals

Client  desires to retain  the  services  of  Consultant  to  facilitate  long range  strategic investor relations planning and other services related thereto, including business or/or financial planning. Consultant agrees to be retained by Client upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises and covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

1.            Appointment.  Client   hereby   engages   Consultant   on   a   non-exclusive   basis   and Consultant hereby accepts the engagement to become a consultant and adviser to Client and to render such advice, consultation, information, and services to Client as described in the attached Exhibit A, (“Services”), which is incorporated herein by this reference. Notwithstanding anything to the contrary herein, it is understood by Client and Consultant that the Services may or may not involve any capital raising efforts or promotion of Client’s securities. Any such services shall be specifically stated in either Exhibit A or in the addendum to this Agreement. Consultant shall have no authority to bind Client to any contract or obligation or to transact any business on Client’s name or on behalf of Client in any manner whatsoever. Client shall not be obligated to accept any recommendations or close any transactions recommended or submitted to Client by Consultant. Consultant shall at all times comply with applicable federal and state securities laws and regulations in providing the Services. .

2.           Independent Contractor.          In its performance of the Services, Consultant and its employees and/or agents shall be an independent contractor and not an employee, partner or joint venture of Client. Consultant shall provide the Services according to its own means and methods of work which shall be in the exclusive control of Consultant.  Consultant shall not be subject to the control or supervision of Client, except as to the result of the Services.

3.            Term/Termination.     The term of this Agreement (“Term”) shall commence on the date hereof and continue for twenty four (24) months. The Term may be extended by mutual agreement of Client and Consultant which agreement shall be in writing and shall constitute an amendment to this Agreement. Either Client or Consultant may terminate this Agreement upon thirty (30) days prior written notice in the event either party violates a material provision of this Agreement and fails to cure such breach within ten (10) days of written notice of such violation from the non-breaching party.

4.            Due Diligence Information.     Client    shall    provide    Consultant    all    information reasonably requested by Consultant to enable Consultant to be become sufficiently familiar with Client’s business so as to be able to provide the Services.

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5.            Compensation/Expenses.                 In payment for the Services, Client shall pay Consultant compensation and shall reimburse Consultant for expenses as follows:

(a)           Compensation.        Prior to the commencement of the Services, Consultant shall receive the following compensation from Client:

(i)            Client shall deliver to Consultant 33,000,000 shares of Client’s Restricted Common Stock (“Shares”). Consultant acknowledges that (i) certificates representing the Share shall be bear a legend restricting transferability (“Transfer Restriction”)  under the Securities Act of 1933, as amended (“1933  Act”) and (ii), as a result, the Common Stock shall be considered “restricted securities” under the 1933 Act and may only be resold, assigned, transferred or otherwise disposed of in compliance with 1933 Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, specifically Rule 144. At all times during the Term and as long as Consultant holds the Shares, Client unconditionally agrees to cooperate with Consultant in all reasonably necessary manner to remove the Transfer Restriction and permit Consultant to comply with Rule 144 in connection with any sale, assignment, transfer or other disposition by Consultant of the Shares. In the event Client files a registration statement under the 1933 Act for the primary offer and sale of its securities during a time that  the Transfer Restriction shall still be effective, Client agrees to include the Shares in such registration statement for Consultant as a selling shareholder; and

(ii)       Client shall tender to Consultant via wire transfer of ready funds the sum of Seventy Thousand Dollars ($70,000.00). A success fee for acquisition, payable upon the successful completion of the closing of the purchase, equal to One Million One Hundred Twenty Five Thousand (1,125,000) of the gross proceeds of the Purchase value, the success fee is due and payable to Mass Media immediately upon the closing of the Purchase and shall be disbursed directly to Mass Media.

(b)               Expenses.         Client shall reimburse Consultant for all reasonable out-of- pocket costs and expenses incurred by Consultant in providing the Services. Any reimbursable cost or expense in excess of Two Hundred Dollars ($200.00) in any one month during the Term shall be subject to the prior written approval of Client.

(c)          Should Consultant be required to incur travel expenses in providing the services; all long-distance travel and lodging must be authorized and paid for by the Company in advance.

6.           Exclusivity; Performance; Confidentiality. Services rendered by the Consultant under this Agreement shall not be exclusive and Consultant may perform similar or different services for other persons. Consultant will, at all times, faithfully and in a professional manner perform all of the Services required of it under this Agreement.  Consultant shall be required to spend only such amount of time as it shall deem necessary and appropriate to provide the Services in a commercially reasonable manner. Consultant does not guarantee that the Services will have any impact upon the Client’s business or that there will be any specific result from the Services. Consultant agrees that all information deemed confidential or proprietary by the Client which Consultant shall obtain under this Agreement and in connection with the Services shall not be, directly or indirectly, disclosed without the prior written consent of Client, unless and until such information is otherwise known to the public generally or is no longer treated by Client as confidential or proprietary.

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7.            Arbitration.          Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be resolved by mutual agreement; however, if not so resolved, the controversy, claim or breach shall be submitted to arbitration in accordance with the rules of Hong Kong. Any decision arising from such arbitration shall be binding on the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration proceeding shall be entitled to an award of reasonable attorney’s fees as determined by the arbitrator(s).

8             Notices.           All notices, requests, demands, claims, and other communications hereunder will be in writing.   Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or the next business day after it is sent by overnight courier, and addressed to the intended recipient as set forth below or delivered via facsimile or other electronic means with confirmation of receipt from the recipient.

If to Client:

If to Consultant:

Mass Media 77 LTD
78 Des Voex Road Central
Chiyu Bank Building
Suite # 10F Hong Kong

9.           Succession and Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

10.         Governing Law.   This Agreement shall be governed by and construed in accordance with the domestic laws of Hong Kong without giving effect to any choice or conflict of law provision or rule.

11.         Amendments and Waivers.       No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Client and Consultant.   No waiver by any party of any default, misrepresentation, or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the instrument.

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13.          Entire Agreement.   This Agreement including the documents referred to herein, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, related to the subject matter hereof.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first written above.

CLIENT:	CONSULTANT:

National Automation Services, Inc.	Mass Media 77, LTD

By:	By:

Robert W Chance	Randy Segal
National Automation Services Inc.	Consultant

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EXHIBIT A

SERVICES

•      General Consulting and advise
•      To assist in locating target companies for mergers and acquisitions
•      To further communicate with parties as where needed and provide support upon request

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